CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We consent to the inclusion in Post-Effective Amendment No. 14 to the Registration Statement of Conseco Advisor Variable Annuity Account (the "Account," formerly known as Rydex Advisor Variable Annuity Account) on Form N-4 (File Nos. 333-03093 and 811-07615) of:

(1) Our report dated February 9, 2001, on our audits of the financial statements of the Account; and

(2) Our report dated April 6, 2001, on our audits of the financial statements of Conseco Variable Insurance Company.

We also consent to the reference to our Firm under the caption "Independent Accountants".

                                                  /S/ PricewaterhouseCoopers LLP
                                                  ------------------------------
                                                      PricewaterhouseCoopers LLP

Indianapolis, Indiana
April 25, 2001